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                                                                    EXHIBIT 23.7

                   [PORTLAND GENERAL CORPORATION LETTERHEAD]


                                        Dated as of the Effective Date of the
                                        Registration Statement

Enron Oregon Corp.
1400 Smith Street
Houston, Texas 77002

Enron Corp.
1400 Smith Street
Houston, Texas 77002

Ladies and Gentlemen:

         I hereby consent to being named as a person about to become a director of Enron Oregon Corp. in connection with the consummation of the transactions (the "Mergers") contemplated by the Agreement and Plan of Merger by and among Enron Corp., Portland General Corporation and Enron Oregon Corp. (together, the "Registrants"), dated as of July 20, 1996 and amended and restated as of September 24, 1996, in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission in connection with the Mergers (the "Registration Statement").

         I hereby consent to the filing of this Consent as an exhibit to the Registration Statement.

                                        Sincerely,



                                        /s/ KEN HARRISON